Exhibit 10.2 - Exclusive Technology License and Patents Agreement between EnzymeBioSystems and Berkeley Clinic LC, dated January 28, 2011


                       EXCLUSIVE TECHNOLOGY LICENSE
                                    AND
                             PATENTS AGREEMENT

   THIS AGREEMENT, effective January 28, 2011, is entered into by Berkeley Clinic LC, an Arizona Limited Liability Company (herein called "LICENSEE") and EnzymeBioSystems (herein called "LICENSOR").

                                 ARTICLE I
                          BACKGROUND OF AGREEMENT

   LICENSOR represents that it is the owner of the right to file PATENTS and IMPROVEMENTS, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information and KNOW-HOW, all pertaining to the development of all enzyme products (herein called TECHNOLOGY). LICENSOR desires to grant an exclusive fifty (50) percent ownership and one million Series A Preferred shares of EnzymeBioSystems to LICENSEE and assign all rights, title and interest in all foreign patents granted at a future date, subject to certain terms and conditions in exchange for One Hundred Fifty Thousand ($150,000) Dollars.

   1.01 LICENSEE wishes to acquire an exclusive license pursuant to the issuance of future domestic and foreign PATENTS and IMPROVEMENTS, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information, KNOW-HOW and registered TRADEMARKS of LICENSOR for purposes of making, using and selling the TECHNOLOGY on a foreign basis developed by the LICENSOR.

   1.02 LICENSEE wishes to acquire fifty (50) percent all rights, title and interest in all domestic and foreign patents filed as of the date of this agreement that related to the TECHNOLOGY and any foreign patents filed and granted in the future by the LICENSOR, including all improvements on foreign patents filed or to be filed in the future, pursuant to certain considerations in the form of a Product Royalty to be paid to the LICENSOR, by the LICENSEE or SUBLICENSES.

                                 ARTICLE II
                                 DEFINITIONS

As used herein, the following terms shall have the meanings set forth below:

   2.00 CONFIDENTIAL INFORMATION is that information that is transmitted by LICENSOR and received by LICENSEE that is considered by LICENSOR to be CONFIDENTIAL and PROPRIETARY INFORMATION.

   2.01  EFFECTIVE DATE shall be January 28, 2011.

   2.02 KNOW-HOW means that special knowledge, skill and experience, as applied to the LICENSED PRODUCT and the LICENSED PROCESS and TECHNOLOGY, that is possessed by the LICENSOR that is PROPRIETARY or CONFIDENTIAL INFORMATION.

   2.03 LICENSED FIELD means, and is limited to, the practice of PATENT(S) and IMPROVEMENTS, PATENTS that may issue in the future, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information and KNOW-HOW for purposes of using the LICENSED PRODUCT and the LICENSED TECHNOLOGY on an exclusive worldwide basis.

   2.04 LICENSED PRODUCTS or DESIGNS means any and all products which fall within the LICENSED FIELD and which are covered by, marked or are produced using a process or method covered by a claim of a PATENT(S) and IMPROVEMENTS, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information and KNOW-HOW of LICENSOR for purposes of commercially using the LICENSED TECHNOLOGY.

   2.05 LICENSED PROCESS AND TECHNOLOGY means any and all process or proprietary technology, engineering and design features or components which fall within the LICENSED FIELD which were developed by the LICENSOR or his affiliates and which are covered by, marked or are produced using a process or method covered by a claim of a PATENT(S) and IMPROVEMENTS, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information and KNOW-HOW of LICENSOR for purposes of commercially utilizing the LICENSED PRODUCT.

   2.06  LICENSED TERRITORY shall mean all countries of the world.

   2.07  LICENSEE means Berkeley Clinic LC. an Arizona Limited Liability
Company.

   2.08  LICENSOR means EnzymeBioSystems, a Nevada Corporation.

   2.09 PATENT(S), PROVISIONAL PATENT(S) or PATENT APPLICATION(S) means any PATENT(S) granted or PATENT APPLICATION(S) made by LICENSOR pursuant thereto, and all divisions, continuations, continuations in part, reissues, substitutes, and extensions thereof.

   2.10 PROPRIETARY INFORMATION means all information possessed by the LICENSOR that is CONFIDENTIAL in nature and that the LICENSOR has exclusive rights in and to. It includes TRADE SECRETS, TECHNICAL and SCIENTIFIC information, and KNOW-HOW as related to the LICENSED PRODUCTS and the LICENSED TECHNOLOGY.

   2.11 TECHNICAL and SCIENTIFIC information means all PROPRIETARY INFORMATION, TRADE SECRETS, KNOW-HOW and all information contained in PATENT(S) that may issue or PATENT APPLICATION(S) and IMPROVEMENTS that is the exclusive property of LICENSOR developed or acquired as of the date of this agreement which would be useful in the making, using and selling of the LICENSED PRODUCTS in the LICENSED TERRITORY.

   2.12 TRADE SECRET means any CONFIDENTIAL INFORMATION that is the personal property of LICENSOR and in which he has an exclusive right.


                                 ARTICLE III
                                LICENSE GRANT

   3.00 LICENSOR hereby grants to LICENSEE, a license under any PATENT(S) or PATENT APPLICATION(S) to be filed and IMPROVEMENTS, PROPRIETARY INFORMATION including TRADE SECRETS, TECHNICAL and SCIENTIFIC information, and KNOW-HOW for the purpose of using the LICENSED PRODUCTS and the LICENSED PROCESS and TECHNOLOGY, specifically the development of enzyme related products, not limited but including any product developed and researched at Northeastern Ohio Universities Colleges of Medicine and Pharmacy, 4209 State Route 44, Rootstown, Ohio 44272.

        (a) The Parties agree that any IMPROVEMENTS, design changes, modifications or developments of the LICENSED PRODUCT or the LICENSED TECHNOLOGY, made by LICENSOR shall be available to LICENSEE in the LICENSED TERRITORY at no additional cost. In the event LICENSOR makes application for any new patent, LICENSEE shall have the right to use and purchase for $1.00 and other good and valuable consideration, fifty (50) percent ownership in any newly developed product, process or technology under this Agreement.

        (b) The Parties further agree that any IMPROVEMENTS, design changes, modifications or developments of the LICENSED PRODUCT or LICENSED TECHNOLOGY made by LICENSEE, which may be patented, may be made or used in the LICENSED TERRITORY by the LICENSEE. LICENSEE shall promptly inform LICENSOR of any such IMPROVEMENTS or of the filing of any patent applications by LICENSEE. LICENSEE shall grant to LICENSOR, for no consideration, and on a ROYAL free basis, an exclusive license on a foreign basis (i.e, outside the USA). Any IMPROVEMENTS, design changes, modifications or developments of the LICENSED PRODUCT or LICENSED TECHNOLOGY by LICENSEE are construed to be a part of this Agreement and LICENSEE shall be bound to all terms and conditions contained in this Agreement.

   3.01 LICENSOR further grants to LICENSEE, to the extent of the LICENSED FIELD and LICENSED TERRITORY, a license to use any registered TRADEMARK, owned, acquired, developed or filed for by the LICENSOR, relating to the LICENSED PRODUCT or LICENSED PROCESS and TECHNOLOGY.

   3.02 The PRODUCT LICENSE granted pursuant to Sections 3.00 and 3.01 shall be exclusive, with the right to grant EXCLUSIVE SUBLICENSES thereafter for the term of this Agreement as defined in Article VI. Such approval shall not be unreasonably withheld. Any EXCLUSIVE SUBLICENSE agreement of LICENSEE shall be bound by all terms of this Agreement, unless expressly excluded in writing, by LICENSOR.


                                 ARTICLE IV
                            PAYMENTS FOR PATENTS

   4.00 LICENSEE shall, on or about February 1, 2011, as a one time only LICENSEE FEE, pay to LICENSOR, as consideration One Hundred Fifty Thousand ($150,000) Dollars, of which Fifty Thousand ($50,000) Dollars has already been paid, to purchase 1,000,000 shares of the LICSENSOR'S Series A Designated Preferred Stock and fifty (50) percent ownership, in perpetuity, in EnzymeBioSystems' international Patents and intellectual property.


                                ARTICLE V
               RIGHT TO PURCHASE PATENTS AT THE TIME OF GRANT

   5.00 In the event the LICENSOR is granted foreign patents issued in the future, the LICENSOR hereby agree that within Sixty (60) days they will execute any and all documents necessary to legally assign or transfer all right, title and interest of the PATENTS to the LICENSEE for One Dollar ($1.00) and other good and valuable consideration. It being understood that so long as this AGREEMENT remains in good standing, the LICENSOR agrees to assume financial responsibility to pay directly all costs related preparing and prosecution patent applications on behalf of the LICENSEE, including but not limited to legal fees, filing fees, maintenance fees and translation costs.


                                  ARTICLE VI
                                  EXPORTATION

   6.00 LICENSEE shall be limited to the use of the LICENSED PRODUCT or LICENSED PROCESS and TECHNOLOGY in the LICENSED FIELD to the LICENSED TERRITORY. LICENSEE shall not export the LICENSED PRODUCT or LICENSED PROCESS and TECHNOLOGY to countries or territories that would be deemed to be high risk with regard to utilizing the technology without legal authorization.
Any country to which the LICENSEE proposes to grant SUBLICENSES to, must have without written authorization and consent from the LICENSOR.

   6.01 SUBLICENSE agreements shall be limited to the use of the LICENSED PRODUCT or LICENSED TECHNOLOGY in the LICENSED FIELD to the LICENSED TERRITORY. SUBLICENSEE(S) shall not export LICENSED PRODUCT or LICENSED TECHNOLOGY to any customer in any country or territory without written notification to and receipt of written authorization and consent from LICENSOR.

   6.02 In the event the LICENSEE grants and executes a SUBLICENSE agreement that is approved by LICENSOR, it is understood that all proprietary components of the LICENSED PRODUCT shall be purchase exclusively through the LICENSEE or the LICENSOR.


                                ARTICLE VII
                              CONFIDENTIALITY

   7.00 LICENSEE, LICENSEE'S employees and SUBLICENSEES shall not disclose, by any method of communication, any PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information, KNOW-HOW or other CONFIDENTIAL INFORMATION expressly or implied disclosed by LICENSOR to LICENSEE without the expressed written permission of LICENSOR.

   7.01 Any SUBLICENSE Agreement of LICENSEE shall incorporate and contain the terms of Article VI and VII of this Agreement and any SUBLICENSE shall sign a separate Confidentiality Agreement with LICENSEE relative to PROPRIETARY and CONFIDENTIAL INFORMATION received as the result of this Agreement.


                                ARTICLE VIII
                               PRIVATE LABELS

   8.00 All LICENSED PRODUCT used pursuant to this LICENSE AGREEMENT, may be used under any TRADEMARK(S) developed or owned by the LICENSOR or a TRADEMARK developed and owned by the LICENSEE. In the event that any TRADEMARK utilized by the LICENSEE, is in conflict with another company operating within any country in the TERRITORY, any other such PRIVATE LABEL selected by LICENSEE or SUBLICENSEE may be used.

   8.01 The PRIVATE LABEL of the LICENSED PRODUCT shall comply with the appropriate regulations of all governmental agencies of the country within the TERRITORY.

   8.02 As long as this exclusive LICENSEE AGREEMENT or any modification or extension thereof remains in force and effect, LICENSEE shall own each such PRIVATE LABEL or trademark to be used exclusively by LICENSEE on LICENSED PRODUCT.


                                  ARTICLE IX
                REPRESENTATIONS AND DISCLAIMER OF WARRANTIES

   9.00 NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO BE A REPRESENTATION OR WARRANTY BY LICENSOR OF THE VALIDITY OF ANY PATENTS, PATENTS THAT MAY ISSUE, PATENT APPLICATIONS AND IMPROVEMENTS, PROPRIETARY KNOWLEDGE, TRADE SECRETS, TECHNICAL AND SCIENTIFIC INFORMATION, KNOW-HOW AND REGISTERED TRADEMARKS LICENSOR SHALL HAVE NO LIABILITY WHATSOEVER TO LICENSEE OR ANY OTHER PERSON FOR, OR ON ACCOUNT OF ANY INJURY, LOSS OR DAMAGE OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON LICENSEE OR ANY OTHER PERSON, ARISING OUT OF OR IN CONNECTION WITH, OR RESULTING FROM:

        (a) THE PRODUCTION, USE OR SALE OF ANY APPARATUS OR PRODUCT, OR THE PRACTICE OF ANY PATENTS THAT MAY ISSUE, PATENT APPLICATIONS OR IMPROVEMENTS; OR
        (b) ANY ADVERTISING OR OTHER PROMOTIONAL ACTIVITIES WITH RESPECT TO ANY OF THE FOREGOING.
        (c) LICENSEE SHALL HOLD LICENSOR, AND ITS PARTNERS, AGENTS OR EMPLOYEES HARMLESS IN THE EVENT LICENSOR, OR ITS OFFICERS, AGENTS OR EMPLOYEES, IS HELD LIABLE.

   9.01 LICENSOR shall have the right to file, prosecute and maintain PATENT APPLICATIONS and IMPROVEMENTS that are the property of LICENSOR and shall have the right to determine whether or not, and where to file a patent application or to abandon the prosecution of any patent or patent application.


                                  ARTICLE X
                                 TERMINATION

   10.00  This Agreement shall terminate:

        (a) upon termination of this Agreement, the PRODUCT ROYALTY shall continue in perpetuity.
        (b) if the one time only License Fee totaling $150,000 is not paid on or before February 29, 2011.

   10.01 LICENSEE may terminate this Agreement at any time upon sixty (60) days written notice in advance to LICENSOR.

If either party shall be:
        (a)  in default of any obligation hereunder; or
        (b)  shall be adjudged bankrupt; or shall become insolvent; or
        (c)  shall make an assignment of this Agreement to a third party.

   10.03 The word "termination" and cognate words, such as "term" and "terminate", used in Article XII and elsewhere in this agreement, are to read, except where the contrary is specifically indicated, as omitting from their effect, the following rights and obligations, all of which survive any termination to the degree necessary to permit their complete fulfillment or discharge:

   (a) LICENSOR'S obligation to supply a terminal report as specified in paragraph 10.02 of this Agreement;
   (b) LICENSOR'S obligation to maintain records under Section under 15.00 of this Agreement;
   (c) licenses, releases and agreements of nonassertion running in favor of customers or transferees of LICENSOR in respect to products sold or transferred by LICENSOR prior to any termination and on which ROYALTIES shall have been paid as provided in paragraph 4.01 of this Agreement;
   (d) any cause of action or claim of LICENSEE accrued or to accrue, because of any breach or default by LICENSOR.


                                  ARTICLE XI
                                  ARBITRATION

   11.00 Any controversy or dispute arising out of or in connection with this Agreement, its interpretation, performance, or termination, which the parties are unable to resolve within a reasonable time after written notice by one party to the other of the existence of such controversy or dispute, may be submitted to arbitration by either party and if so submitted by either party, shall be finally settled by arbitration conducted in accordance with the rules of conciliation and arbitration of the Chamber of Commerce in effect on the date hereof. Any such arbitration shall take place in the City of Las Vegas, Nevada. Such arbitration shall be conducted in the English language and the arbitrators shall apply the laws of the Country of the United States.

   11.01 The institution of any arbitration proceeding hereunder shall not relieve LICENSEE of its obligation to make payments accrued hereunder pursuant to Sections 4.00 hereof to LICENSOR during the continuance of such proceeding. The decision by the arbitrators shall be binding and conclusive upon the parties, their successors, and assigns and they shall comply with such decision in good faith, and each party hereby submits itself to the jurisdiction of the courts of the place where the arbitration is held, but only for the entry judgment with respect to the decision of the arbitrators hereunder. Notwithstanding the foregoing, judgment upon award may be entered in any court where the arbitration takes place, or any court having jurisdiction.


                                 ARTICLE XII
                                 LITIGATION

   12.00 Each party shall notify the other party in writing of any suspected infringement(s) of any PATENT(S) or PATENT(S) that may issue, PATENT APPLICATIONS and IMPROVEMENTS, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information, KNOW-HOW and registered TRADEMARKS in the LICENSED TERRITORY, and shall inform the other party of any evidence of such infringement(s).

   12.01 LICENSOR shall have the first right to institute suit for infringement(s) in the LICENSED FIELD and the LICENSED TERRITORY. LICENSEE agrees to join as a party plaintiff in any such lawsuit initiated by LICENSOR, if requested by LICENSOR, with all costs, attorney fees, and expenses to be paid by LICENSOR. However, if LICENSEE does not institute suit for infringement(s) within ninety (90) days of receipt of written notice from LICENSEE of LICENSOR'S desire to bring suit for infringement in its own name and on its own behalf, then LICENSEE may, at its own expense, bring suit or take any other appropriate action.

   12.02 If this Agreement is non-exclusive at the time of infringement(s), the sole right to institute suit for infringement and to recover damages shall rest with LICENSOR. damages resulting from any lawsuit brought by LICENSOR to enforce any patent that my issue pursuant to paragraph 12.01.

   12.04 Either party may settle with an infringer without the prior approval of the other party if such settlement would not affect the rights of the other party under any patent that may issue, PATENT APPLICATIONS and IMPROVEMENTS, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information, KNOW-HOW and registered TRADEMARKS.

   12.05 Any SUBLICENSE agreement of LICENSEE shall incorporate and contain the terms of Article XII of this Agreement.


                                ARTICLE XIII
                                   RECORDS

   13.00 LICENSOR shall keep accurate records of all operations affecting payments hereunder, and shall permit LICENSEE or its duly authorized agent to inspect all such records and to make copies of or extracts from such records during regular business hours throughout the term of this Agreement and for a reasonable period of not less than three (3) years thereafter.

   13.01 Any SUBLICENSE agreement of LICENSEE shall incorporate and contain the terms of Article XV of this Agreement.


                                ARTICLE XIV
                          PATENT MAINTENANCE FEES

   14.00 Pursuant to PATENT(S) and in the event that patents issue on PATENT APPLICATIONS and IMPROVEMENTS, described herein, or other patents subsequently issue related to the LICENSED PRODUCT and LICENSED TECHNOLOGY, maintenance fees shall be paid by LICENSOR and not reimbursed by LICENSEE and all documentation of payment shall be made available to the LICENSEE. LICENSOR, upon request by LICENSEE, shall provide LICENSEE with records and schedule of maintenance fee due dates.


                                 ARTICLE XV
                              NON-ASSIGNABILITY

   15.00 The parties agree that this agreement imposes obligations on LICENSOR. The LICENSOR shall not assign any rights under this Agreement not transferable by terms without the written consent of LICENSEE. LICENSEE may assign his rights hereunder without the consent of the LICENSOR.


                                ARTICLE XVI
                                SEVERABILITY

   16.00 The parties agree that if any part, term or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby.

   16.01 In the event the legality of any provision of this agreement is brought into question because of a decision by a court of competent jurisdiction, LICENSOR, by written notice to LICENSEE, may revise the provision in question or may delete it entirely so as to comply with the decision of said court.


                               ARTICLE XVII
                        NON-USE OF LICENSOR'S NAME

   17.00 In publicizing anything used under this Agreement, LICENSOR shall not use the name of LICENSEE or otherwise refer to any organization related to LICENSEE, except with the written approval of LICENSEE. LICENSOR is authorized to make public the name of the LICENSEE and describe the contractual relationship between the LICENSEE and LICENSOR if LICENSOR becomes a publicly traded company and the disclosures are a requirement and pursuant to the requirements of the Securities Act of 1933 or 1934.


                              ARTICLE XIII
                    WAIVER, INTEGRATION, ALTERATION

   18.00 The waiver of a breach hereunder may be affected only by a writing signed by the waiving party and shall not constitute a waiver of any other breach. APPLICATIONS and IMPROVEMENTS, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information, KNOW-HOW and registered TRADEMARKS.

   18.02 A provision of this Agreement may be altered only by a writing signed by both parties, except as provided in this Section.


                              ARTICLE XIV
                             APPLICABLE LAW

   19.00 This Agreement shall be constructed in accordance with the substantive laws of the state of Nevada.

   19.01 The language under which this Agreement shall be interpreted, arbitrated or litigated shall be English.


                              ARTICLE XX
                      NOTICES UNDER THE AGREEMENT

LICENSOR:
---------

EnzymeBioSystems
16773 W Park Drive
Chagrin Falls, Ohio, 44023

LICENSEE:
---------

Berkeley Clinic LC
P. O. Box 2742
Scottsdale, AZ  85252

or any other addresses of which either party shall notify the other party in writing.

   IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized officers and/or as an individual on the respective dates and at the respective places hereinafter set forth.

LICENSEE:

Berkeley Clinic LC

By:    T J Jesky
       ---------------------
Title: T J Jesky
       Managing Member

LICENSOR:

EnzymeBioSystems

By:    Ashot Martirosyan
       ---------------------
Title: Ashot Martirosyan
       President